UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2022
_______________________
Allogene Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Grand Avenue, South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 457-2700
(Former name or former address, if changed since last report.)
________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALLO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.

On November 29, 2022, Allogene Therapeutics, Inc. (the “Company”), in collaboration with Les Laboratoires Servier SAS and Institut de Recherches Internationales Servier SAS, an independent international pharmaceutical company (together, “Servier”), announced results from the Phase 1 ALPHA trial of ALLO-501 and from the Phase 1 ALPHA2 trial of ALLO-501A in relapsed/refractory (“r/r”) large B-cell lymphoma (“LBCL”) at the Company’s R&D Showcase. The Company also announced results from the Phase 1 UNIVERSAL trial of ALLO-715 in r/r multiple myeloma (“MM”), results from the Phase 1 TRAVERSE trial of ALLO-316 in advanced or metastatic clear cell renal cell carcinoma (“RCC”) and certain research initiatives.

Results from the Phase 1 ALLO-501 ALPHA Trial and the Phase 1 ALLO-501A ALPHA2 Trial

The Company conducted an extensive Phase 1 program designed to evaluate and optimize all aspects of its lead product candidate, including the dose and schedule of ALLO-501A and ALLO-647. In addition, following a review of the Phase 1 program, the Company determined that its AlloyTM manufacturing process was associated with robust performance. Alloy is being deployed in the ongoing Phase 2 ALPHA2 trial.

A single infusion of CAR+ cells with FCA90 lymphodepletion regimen consisting of fludarabine (30 mg/m2/day x 3 days) and cyclophosphamide (300 mg/m2/day x 3 days) (standard flu/cy) plus 90 mg of ALLO-647 (“Single Dose FCA90”) was deemed preferrable to two infusions of CAR+ cells (“Consolidation Regimen”). In the Consolidation Regimen, ALLO-647 dosing was split into 60 mg and 30 mg prior to the first and second infusion of CAR+ cells. This finding underscores the importance of optimizing lymphodepletion in allogeneic cell therapy.

Data from the Phase 1 trials of ALLO-501 and ALLO-501A support the ability of a single administration of CAR T cells to generate deep and durable responses. As of the October 25, 2022 data cutoff, 33 autologous CAR T naïve patients with r/r LBCL were treated with Alloy process material. Ninety-two percent (92%) of all enrolled patients received investigational product with 100% of infused product manufactured and released as per product specifications. Patients were able to initiate treatment within two days of enrollment.

Responses in the ALPHA trials were overall durable. Of the nine patients treated with Alloy process material who achieved a complete response (“CR”) at six months, eight remain in remission with the longest CR ongoing at 26+ months.

Among 12 patients treated with the Single Dose FCA90 regimen, the overall response rate (“ORR”) was 67% and 58% achieved CRs. Among the eight patients in the Single Dose FCA90 cohort who had the opportunity to be followed for six months or more, four (50%) were in CR at both six and 12 months.

Alloy Process
	All LBCL (n = 48)	All Alloy (n=33)	Consolidation Regimen (n=15)	Single Dose FCA90 (n=12)
Overall Response Rate (ORR), n (%)	23 (48)	19 (58)	8 (53)	8 (67)
Complete Response (CR), n (%)	14 (29)	14 (42)	6 (40)	7 (58)
6 Month CR Rate, n (%)	9 (23)	9 (31)	5 (33)	4 (50)
12 Month CR Rate, n (%)	8 (21)	8 (28)	4 (27)	4 (50)

The ALPHA Phase 1 trials demonstrated a manageable safety profile. There were no observed dose limiting toxicities (“DLTs”) or graft-vs-host disease (“GvHD”). Among patients treated with Single Dose FCA90, there was no Grade 3+ cytokine release syndrome (“CRS”) or neurotoxicity. One patient (8%) experienced a Grade 3+ infection and two (17%) experienced prolonged Grade 3+ cytopenia. As previously reported, one Grade 5 event occurred. No new Grade 5 events have occurred.

			Alloy Process
	All LBCL (n=48)		All Alloy (n=33)		Consolidation Regimens (n=15)		Single Dose (n=12)
Adverse Events of Interest	All Grs n (%)	Gr 3+ n (%)	All Grs n (%)	Gr 3+ n (%)	All Grs n (%)	Gr 3+ n (%)	All Grs n (%)	Gr 3+ n (%)
CRS	11 (23)	0	8 (24)	0	3 (20)	0	4 (33)	0
Neurotoxicity	15 (31)	3 (6)	12 (36)	2 (6)	6 (40)	2 (13)	4 (33)	0
ICANS	0	0	0	0	0	0	0	0
GvHD	0	0	0	0	0	0	0	0
Infection	25 (52)	9 (19)	19 (58)	5 (15)	8 (53)	3 (20)	8 (67)	1 (8)
Prolonged Gr3+ cytopenia	—	9 (19)	—	4 (12)	—	2 (13)	—	2 (17)

The Company has initiated the industry’s first potentially pivotal Phase 2 allogeneic CAR T clinical trial with ALLO-501A in patients with r/r LBCL. The single-arm Phase 2 ALPHA2 trial will utilize a single dose of ALLO-501A (120 million CAR+ cells) with the FCA90 lymphodepletion regimen. The ALPHA2 trial will enroll approximately 100 patients who have received at least two prior lines of therapy and have not received prior anti-CD19 therapy. The primary endpoint of this trial is ORR, and the key secondary endpoint is duration of response (“DOR”).

Results from the Phase 1 UNIVERSAL Trial

The Phase 1 UNIVERSAL study is a dose escalation trial in patients with heavily pretreated r/r MM. Dose expansion cohorts comprised of a single dose of ALLO-715 (320 million CAR+ cells) and either FCA39 lymphodepletion (standard flu/cy plus 39 mg of ALLO-647) or FCA60 lymphodepletion (standard flu/cy plus 60 mg of ALLO-647) demonstrated substantial and durable responses. Importantly, 92% of all enrolled patients received investigational product with 100% of infused product manufactured and released as per product specifications. Patients were able to initiate treatment within five days of enrollment and no bridging therapy was required.

Through a median follow-up of 14.8 months as of the October 11, 2022 data cutoff, the ORR was 67% in the FCA60 cohort and the very good partial response or better rate (“VGPR+”) was 42%. All VGPR+ were minimal residual disease (“MRD”) negative. The median duration of response was 9.2 months, with the longest ongoing response at 24 months.

Expansion Cohorts
LD Regimen	Total (n=23*)	FCA39 (n=11)	FCA60 (n=12)
ORR*, n (%)	15 (65)	7 (64)	8 (67)
VGPR+ rate, n (%)	11(48)	6 (54)	5 (42)
CR/sCR rate, n (%)	5 (22)	3 (27)	2 (17)
Median DOR	8.3	8.3	9.2
* Five patients with best responses ranging from stable disease to partial response are not included due to limited follow-up.

Safety profile was manageable with low-grade and reversible neurotoxicity and no GvHD. In the expansion cohorts, there was low use of tocilizumab (32%) and steroids (25%). Eight patients (29%) experienced Grade 3+ infections and prolonged Grade 3+ cytopenias. As previously reported, one Grade 5 event occurred in the expansion cohorts and no new Grade 5 events have occurred.

	Expansion Cohorts (N=28)
Adverse Events of Interest	All Grades n (%)	Grade 3+ n (%)
CRS	19 (68)	1 (4)
Neurotoxicity	17 (61)	0
ICANS	1 (4)	0
GvHD	0	0
Infection	19 (68)	8 (29)
Prolonged Gr3+ Cytopenia	—	8 (29)

The Company is planning a potentially pivotal Phase 2 trial for ALLO-715 in r/r MM, including planned regulatory discussions, optimizing the manufacturing process and transitioning manufacturing of ALLO-715 to the Company’s own manufacturing facility, Cell Forge 1.

As part of the Company’s BCMA strategy, the Company has also been conducting a Phase 1 clinical trial (the “IGNITE trial”) of ALLO-605, the first product candidate to incorporate TurboCAR™ technology. TurboCAR technology allows cytokine signaling to be engineered selectively into CAR T cells and has shown the ability to improve the potency and persistence of the cells and to delay exhaustion of the cells in preclinical models. The Company is currently reviewing the manufacturing process for ALLO-605 and is not enrolling patients in the IGNITE trial at this time.

Results from the Phase 1 TRAVERSE Trial

ALLO-316, the Company’s first allogeneic CAR T cell (“AlloCAR TTM”) candidate for solid tumors, targets CD70, an antigen expressed on RCC and other malignancies. The ongoing Phase 1 TRAVERSE study is enrolling patients with advanced or metastatic RCC who have progressed on or intolerant to standard therapies, including an immune checkpoint inhibitor and a VEGF-targeting therapy. Initial data from this trial has demonstrated the promise of an AlloCAR T to treat CD70 expressing RCC with ALLO-316 inducing anti-tumor activity with deepening responses over time. Observed anti-tumor activity was largely confined to patients with CD70 expressing tumors.

As of the data extract date of November 17, 2022, in the nine patients with tumors known to express CD70, the disease control rate (“DCR”) was 100% including three patients who achieved a partial response (“PR”) (two confirmed and one unconfirmed, with the longest response lasting until month eight). Cell expansion in patients with CD70 positive disease was robust, and there was a trend toward greater tumor shrinkage in patients with the highest levels of CD70 expression.

	All Patients (n=17)	CD70+ Patients (n=9)
ORR, n (%)	3 (18)	3 (33)
DCR, n (%)	14 (82)	9 (100)
PR, n (%)	3 (18)	3 (33)

ALLO-316 has demonstrated a generally manageable safety profile with no GvHD. One dose limiting toxicity of liver enzyme elevation occurred in the second dose level. Grade 3+ prolonged cytopenia was observed in three patients (18%). CRS was all low grade with the exception of one case of Grade 3 CRS. Neurotoxicity was low grade, reversible and seen in only three patients (18%). No grade 5 events have occurred.

	All Patients (n=17)
	All Grades n (%)	Gr 3+ n (%)
CRS	11 (65)	1 (6)
Neurotoxicity	3 (18)	0
ICANS	0	0
GvHD	0	0
Infection	9 (53)	5 (30)
Prolonged Gr3+ Cytopenia	—	3 (18)

The Company has developed an investigational in vitro companion diagnostic (“IVD”) assay designed for use in determining CD70 expression levels for patient selection in TRAVERSE. The trial is now deploying the IVD assay for the purposes of identifying patients most likely to benefit from ALLO-316. TRAVERSE will continue to explore varying cell dose and lymphodepletion regimens, including FC and FCA in CD70 positive RCC patients. Subject to ongoing results in the TRAVERSE trial, the Company may investigate ALLO-316 for other CD70 expressing solid tumors and hematologic indications.

Research Update

The Company has pursued an integrated strategy within Research and Development aimed at matching technology with insights obtained from the clinic to create solutions designed to advance patient outcomes. One of these is DaggerTM, a proprietary technology designed to control rejection of AlloCAR T cells by the host immune cells. This technology deploys a CD70 CAR on AlloCAR T cells in an effort to recognize and deplete CD70 positive alloreactive host T cells. The Company plans to deploy the Dagger technology in the next generation of AlloCAR T products to delay rejection, while inducing CAR T proliferation and increased tumor killing.

The Company’s AlloCAR T programs utilize Cellectis technologies. ALLO-501 and ALLO-501A are anti-CD19 products being jointly developed under a collaboration agreement between Servier and the Company based on an exclusive license granted by Cellectis to Servier. Servier grants to the Company exclusive rights to ALLO-501 and ALLO-501A in the U.S. ALLO-715 and ALLO-605 target BCMA, and ALLO-316 targets CD70. The Company has an exclusive license to the Cellectis technology for allogeneic products directed at BCMA and CD70 and holds all global development and commercial rights for these investigational candidates.

The below risk factor supplements the risk factors described in Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 (“Form 10-Q”). The following risk factor should be read in conjunction with the risk factors described in our Form 10-Q.

Phase 1 data from our clinical trials is limited and may change as more patient data become available or may not be validated in any future or advanced clinical trial.

Data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Phase 1 results are preliminary in nature and should not be viewed as predictive of ultimate success. It is possible that such results will not continue or may not be repeated in any clinical trial of our product candidates. For instance, our Phase 2 ALPHA2 trial design is based on a data from a limited number of patients treated with from various doses of ALLO-501 or ALLO-501A manufactured using the Alloy process, and the larger Phase 2 ALPHA2 trial may not repeat the Phase 1 results. In addition, the ALPHA trials indicated that the manufacturing process can impact clinical outcomes. The manufacturing runs we have completed and tested in the clinic are limited across our product candidates and we may fail to identify optimized manufacturing processes, including for ALLO-715 and ALLO-605, or ultimately be able to manufacture our product candidates with consistent and reproducible product characteristics.

Preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, initial, interim and preliminary data should be viewed with caution until the final data are available. Adverse differences between preliminary or interim data and final data could significantly harm our business prospects.

Cautionary Note on Forward-Looking Statements

This Form 8-K contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Form 8-K may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the timing and ability to progress the ALPHA2, UNIVERSAL, and TRAVERSE trials; the likelihood of success of the Phase 2 ALPHA2 trial, which is based on limited data from the Phase 1 ALPHA trials across two different product candidates and various doses of ALLO-501 or ALLO-501A; advancing to a Phase 2 UNIVERSAL trial; broadening the TRAVERSE trial or ALLO-316 program to other indications; clinical outcomes, which may materially change as more patient data become available; trial designs; the ability to manufacture AlloCAR T products, including with the Alloy process, with consistent and reproducible product characteristics; the ability to enroll patients in clinical trials; the design and potential benefits of the Company’s Dagger technology; the potential for the Company’s product candidates to be approved; and the potential benefits of AlloCAR T products. Various factors may cause differences between the Company’s expectations and actual results as discussed in greater detail in the Company’s filings with the SEC, including without limitation in this Form 8-K and under the “Risk Factors” heading of its Form 10-Q for the quarter ended September 30, 2022. Any forward-looking statements that are made in this Form 8-K speak only as of the date of this Form 8-K. The Company assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer
Dated: November 29, 2022